Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-204305, No. 333-219222, No. 333-238794, and 333-265256) of 3D Systems Corporation of our report dated August 13, 2024, except for Note 21, as to which the date is March 26, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Charlotte, North Carolina
March 26, 2025